UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.    Material Impairments

On December 18, 2014, Transocean Ltd. (the "Company") announced that it intends to scrap the following seven lower-specification deepwater and midwater floaters: Sedco 710, Sovereign Explorer, Sedco 700, Sedco 601, J.W. McLean, GSF Arctic I and Falcon 100. These rigs are classified as held for sale. As a result of the Company’s decision to scrap these seven rigs, on December 18, 2014, the Company concluded that it expects its fourth quarter 2014 results to include an estimated non-cash charge of $100 million to $140 million, net of taxes. As the Company continues to evaluate the long-term competitiveness of its fleet, additional rigs may be identified as candidates for scrapping.

A copy of the press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure
The Company issued a report entitled “Transocean Fleet Status Update,” which includes drilling rig status and contract information, including contract dayrate and duration. A report dated December 18, 2014 is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. You may subscribe to the free Transocean Financial Report Alert which will alert you to new Transocean fleet updates. This service will send you an automated email which will provide a link directly to the web page containing the fleet updates. You may subscribe to this service at the “Investor Relations/Email Alerts” section of the website by selecting “Receive E-mail” and providing your email address. Our website may be found at www.deepwater.com.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibit to this report furnished pursuant to item 7.01 is as follows:

Exhibit No.	Description

99.1	Press Release dated December 18, 2014
99.2	Transocean Ltd. Fleet Status Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: December 18, 2014	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit
Number        Description

99.1        Press Release dated December 18, 2014
99.2        Transocean Ltd. Fleet Status Update